SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-COLLAGEN AESTHETICS

          GABELLI FOUNDATION
                                 8/31/99           50,000-           16.2500
          GABELLI INTERNATIONAL LTD
                                 8/31/99           89,000-           16.2500
                                 8/18/99           20,000            15.9500
          GAMCO INVESTORS, INC.
                                 8/31/99           52,000-           16.2500
                                 8/13/99            2,000            15.9375
          GABELLI ASSOCIATES LTD
                                 8/31/99          150,000-           16.2500
          GABELLI FUND LDC
                                 8/31/99            3,000-           16.2500
          GABELLI ASSOCIATES FUND
                                 8/31/99          260,000-           16.2500
          GABELLI FUNDS, LLC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 8/31/99          150,000-           16.2500
               THE GABELLI ASSET FUND
                                 8/31/99          150,000-           16.2500
               THE GABELLI ABC FUND
                                 8/31/99          150,000-           16.2500
                                 8/05/99          100,000-           15.9375










              (1) THE TRANSACTIONS ON 8/31/99 WERE IN CONNECTION WITH THE
                  TENDER OFFER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO
                  SCHEDULE 13D.  ALL OTHER TRANSACTIONS WERE EFFECTED
                  ON THE NASDAQ NATIONAL MARKET.


              (2) PRICE EXCLUDES COMMISSION.